UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Pacific Capital Bancorp
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1021 Anacapa Street, Santa Barbara, CA		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805)564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 25, 2004 the Compensation and Nominating Committee of the Board of Directors of Pacific Capital Bancorp (the “Company”) approved an Amended and Restated Management Retention Plan (the “Plan”). A copy of the Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        Participants in the Plan include William S. Thomas, Jr, President and Chief Executive Officer of the Company, Clayton C. Larson, Vice Chairman of the Company, Donald E. Barry Vice Chairman of Pacific Capital Bank, N.A., William J. Grimm, Executive Vice President and Chief Information Officer of the Company, and all other officers of the Company who serve on the Company’s Leadership Council, who have the rank of Executive Vice President of the Company or who have salary grade 19 or T6 (or who have salary grade 18 and who were participants in the Management Retention Plan dated November 24, 1998). As of the date the Plan was adopted, there were 67 participants in the Plan.

        The above mentioned participants are all officers and employees of the Company.

        The plan provides for the payment to each participant of an amount equal the participant’s annual compensation as defined in the Plan multiplied by a specified percentage that is based on the participant’s position or pay grade.

Item 9.01 Financial Statements and Exhibits

        (c) Exhibits:

Exhibit No	Description

10.1	Amended and Restated Management Retention Plan
dated October 25, 2004.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 27, 2004	PACIFIC CAPITAL BANCORP CORPORATION /s/ Donald Lafler ——————— Donald Lafler Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Management Retention Plan
dated October 25, 2004.